UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2011, Meru Networks, Inc., a Delaware corporation (the “Company”), entered into a Patent Cross License Agreement (the “License Agreement”) with Motorola Solutions, Inc., a Delaware corporation, and its affiliates, including Symbol Technologies, Inc., Wireless Valley Communications, Inc., and AirDefense, Inc. (collectively “Motorola”). Pursuant to the License Agreement, the Company and Motorola each agreed to:

•	provide one another with limited licenses through November 3, 2016 to certain of each of their respective 802.11 Wireless LAN patent portfolios;

•	release one another of certain claims based on infringement or alleged infringement of certain patent rights; and

•	covenant not to assert patent claims against one another’s current products and certain commercially reasonable extensions thereof for three years.

As part of the License Agreement, the Company agreed to pay Motorola $7,250,000 by July 1, 2011.

The foregoing is a summary of the License Agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 16, 2011, the Company and Motorola issued a joint press release announcing the License Agreement, a copy of which is filed as Exhibit 99.01 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title
10.01	Patent Cross License Agreement by and between Meru Networks, Inc. and its Affiliates and Motorola Solutions, Inc. and its Affiliates, dated June 13, 2011.

99.01	Press Release dated June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: June 16, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title
10.01	Patent Cross License Agreement by and between Meru Networks, Inc. and its Affiliates and Motorola Solutions, Inc. and its Affiliates, dated June 13, 2011.

99.01	Press Release dated June 16, 2011.